SECOND AMENDMENT TO AGREEMENT OF LEASE

This Amendment is dated as of 25 August 2020, 2020, and made by and between Mawlt, Inc., a Delaware corporation having a principal place of business at 24 N. Main Street, Pennington, New Jersey 08534 (hereinafter referred to as "Landlord"), and OncoSec Medical Incorporated, a Nevada corporation having a principal place of business at 5820 Nancy Ridge Drive, San Diego, California 92121 (hereinafter referred to as "Tenant").

WHEREAS, the parties have entered into an Agreement of Lease made as of February 14, 2018 (the "Lease"), relating to approximately 3,079 rentable square feet of space (the "Leased Premises") at real property known as and located at 24 N. Main Street, Pennington, New Jersey (the "Building");

WHEREAS, the parties have amended the Lease effective as of January 15, 2019 ("Lease Amendment") so that: (a) the Leased Premises is expanded to encompass approximately 5,843 rentable square feet, and includes the entire Building (other than the basement and the areas under the third floor eaves; (b) the Security Deposit is augmented an additional $11,056 by the Tenant; (c) the Tenant is responsible for the operation and maintenance of the Building's Common Areas; (d) the Lease's definition of "Tenant's Pro Rata Share" means 100%; and (e) the Lease term is extended to December 31, 2020; and

WHEREAS, the parties now desire to amend the Lease to further extend the Lease term ("Second Lease Amendment").

NOW, THEREFORE, in consideration of the premises, and the terms, conditions and promises described below, the parties hereby agree as follows:

1. Effective as of January 1, 2021 (the "Effective Date"), the Lease is amended as follows:

A. The Lease Term is extended through and including December 31, 2021.

B. The Lease's definition of "Basic Rent" from January 1, 2021 through December 31, 2021 means $12,416.37/month.

C. Lease Article XXXVII is reinstated such that the Lease Term shall automatically renew for up to two additional one-year terms (the "Renewal Term") unless Tenant shall have given Landlord notice of non-renewal at least six months prior to the end of the Renewal Term then in effect ("Non-Renewal Notice"). During the first Renewal Term the Basic Rent shall be $12,664.70/month, and during the second Renewal Term the Basic Rent shall be $12,917.99/month.

2. In all other respects the Lease, as amended, remains unaltered, and continues in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease Agreement as of the date first above written.

WITNESS:

____

Landlord:
MAWLI, INC.

By: ______________________________
Scott Purvis
President

WITNESS:

____

Tenant:
ONCOSEC MEDICAL INCORPORATED

DocuSigned by:
Kellie Malloy Foerter
Signer Name: Kellie Malloy Foerter
Signing Reason: I approve this document
Signing Time: 25 August 2020 | 6:58:44 AM PDT
05F3DD1C7A94E3AB84A5E524A9645CA

By: ______________________________
Name: Kellie Malloy Foerter
Title: Chief Operating Officer